           As filed with the Securities and Exchange Commission on June 19, 2002
                                                      Registration No. 333-82910


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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                 Amendment No. 3

                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                       KULICKE AND SOFFA INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)
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         PENNSYLVANIA                                    23-1498399
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)

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                              2101 Blair Mill Road
                        Willow Grove, Pennsylvania 19090
                                 (215) 784-6000
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)

                                  -------------

                               Clifford G. Sprague
                Senior Vice President and Chief Financial Officer
                              2101 Blair Mill Road
                        Willow Grove, Pennsylvania 19090
                                 (215) 784-6000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                  -------------

                                   Copies to:

      Jeffrey C. Moore, Esquire                    H. John Michel, Jr., Esquire
 Kulicke and Soffa Industries, Inc.                 Drinker Biddle & Reath LLP
        2101 Blair Mill Road                             One Logan Square
  Willow Grove, Pennsylvania 19090                     18th & Cherry Streets
           (215) 784-6000                           Philadelphia, PA 19103-6996
                                                           (215) 988-2700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant, depending on market conditions and other factors.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
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     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
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     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                   SUBJECT TO COMPLETION, DATED June 19, 2002



PROSPECTUS



                                  $250,000,000

                                     [LOGO]

                       KULICKE AND SOFFA INDUSTRIES, INC.
                                  Common Stock
                                 Preferred Stock
                             Senior Debt Securities
                       Senior Subordinated Debt Securities
                          Subordinated Debt Securities
                                    Warrants
                                      Units

                                 --------------


     Kulicke & Soffa, directly or through underwriters designated from time to time, may offer, issue and sell, together or separately, (i) shares of common stock, (ii) shares of preferred stock, (iii) debt securities, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, (iv) warrants to purchase common stock, preferred stock, debt securities and (v) units consisting of two or more classes of the securities registered hereunder.


     The form in which we are to issue the securities, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, and other specific terms will be described in a supplement to this prospectus, together with the terms, of the offering of such securities.


     See "Risk Factors" beginning on page 3 to read about factors you should consider before buying our securities.


     Our common stock is traded on the Nasdaq National Market under the symbol "KLIC." Any prospectus supplement will also contain information, where applicable, as to any other listing on a securities exchange of the securities covered by such prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

                      The date of this prospectus is ____________, 2002.

                                TABLE OF CONTENTS


Summary ...................................................................   2

Risk Factors ..............................................................   3

Forward-Looking Statements ................................................  14

Use of Proceeds ...........................................................  15

Ratio of Earnings to Fixed Charges ........................................  15

General Description of Securities .........................................  15

Description of Capital Stock ..............................................  16

Description of Debt Securities ............................................  18

Description of Warrants ...................................................  33

Description of Units ......................................................  33

Plan of Distribution ......................................................  34

Legal Matters .............................................................  35

Experts ...................................................................  35

Where You Can Find More Information .......................................  35

                                     Summary



Kulicke & Soffa


     The following summary highlights selected information regarding Kulicke and Soffa Industries, Inc. It does not contain all of the information that is important to you. You should carefully read this entire prospectus and any prospectus supplement, together with the other documents to which this prospectus and any prospectus supplement refers you. In addition, you should carefully consider the risks and uncertainties of an investment in us described under the caption "Risk Factors" or in the applicable prospectus supplement.

     Kulicke & Soffa designs, manufactures and markets capital equipment, packaging materials, a broad range of fixtures used to test semiconductor wafers and devices, as well as, applies solder bumps to silicon wafers (referred to as flip chip bumping) to companies that manufacture and assemble semiconductor devices. Kulicke & Soffa also services, maintains, repairs and upgrades assembly equipment, licenses its flip chip bumping process technology and manufactures and markets advanced substrates. These substrates consist of multiple layers of laminate applied to a core substrate which enables dense electrical connections (referred to as high density interconnect substrates). Our business is currently divided into four segments: equipment, packaging materials, test interconnect solutions and advanced packaging technologies.


     Historically, the demand for semiconductors and our semiconductor assembly equipment has been volatile, with sharp periodic downturns and slowdowns. For instance, a strong upturn in the semiconductor industry for the majority of fiscal 2000 resulted in record revenues and earnings in that year. This industry upturn was followed by a severe industry downturn in fiscal 2001, which is continuing in fiscal 2002.


     To keep pace with the constant advance of technology in the semiconductor industry, Kulicke & Soffa continuously adds to its product and technology portfolio through acquisitions and internal development so as to offer a broad range of packaging solutions to its customers. Kulicke & Soffa believes this strategy has positioned it to enhance its leading position in traditional wire bonding methodologies while also establishing leadership in advanced packaging technologies such as flip chip and wafer level packaging. These newer technologies offer the superior performance characteristics required to support the latest, most sophisticated semiconductor designs.

     Kulicke & Soffa believes its expanding portfolio of packaging, flip chip bumping and technology, test fixtures and advanced substrates enables it to better balance its revenues between products that are capacity driven, and thus more cyclically purchased primarily during industry expansions, and those that are run-rate or technology driven and are thus more likely to be purchased throughout the semiconductor cycle. Kulicke & Soffa believes it is the only major supplier to the semiconductor assembly industry that can provide customers with semiconductor assembly equipment along with a broad range of complimentary packaging materials and test fixtures that are optimized for use with its assembly equipment.

     Kulicke & Soffa was incorporated in Pennsylvania in 1956. Our principal offices are located at 2101 Blair Mill Road, Willow Grove, Pennsylvania 19090, our telephone number is (215) 784-6000 and our website can be accessed at www.kns.com. Information contained on our website does not constitute part of this prospectus.



About This Prospectus

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration. Under this shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described in Where You Can Find More Information.

                                Risk Factors

     You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price or value of our securities could decline due to any of these risks, and you may lose all or part of your investment.

     The semiconductor industry as a whole is volatile with sharp periodic downturns and slowdowns

     Our operating results are significantly affected by the capital expenditures of large semiconductor manufacturers and their subcontract assemblers and vertically integrated manufacturers of electronic systems. Expenditures by semiconductor manufacturers and their subcontract assemblers and vertically integrated manufacturers of electronic systems depend on the current and anticipated market demand for semiconductors and products that use semiconductors, such as personal computers, telecommunications equipment, consumer electronics and automotive goods. Significant downturns in the market for semiconductor devices or in general economic conditions reduce demand for our products and materially and adversely affect our business, financial condition and operating results.

     Historically, the semiconductor industry has been volatile, with sharp periodic downturns and slowdowns. These downturns have been characterized by, among other things, diminished product demand, excess production capacity and accelerated erosion of selling prices. This has severely and negatively affected the industry's demand for capital equipment, including the assembly equipment that we manufacture and market and, to a lesser extent, the packaging materials and test interconnect solutions that we sell. In a significant downturn, orders may be pushed out or cancelled, significantly reducing our backlog, sales may decline rapidly and we may, among other things, be forced to undertake a significant resizing and defer capital expenditures. Such downturns materially and adversely affect our operating results and business and financial condition.

     Our quarterly operating results fluctuate significantly and may continue to do so in the future

     In the past, our quarterly operating results have fluctuated significantly, which we expect will continue to be the case. Although these fluctuations are partly due to the volatile nature of the semiconductor industry, they also reflect the impact of other factors. Many of the factors that affect our operating results are outside of our control.

     Some of the factors that could cause our revenues and/or operating margins to fluctuate significantly from period to period are:

     .    market downturns;
     .    the mix of products that we sell because, for example:
          .    some packaging materials have lower margins than assembly
               equipment and test interconnect solutions;
          .    some lines of equipment are more profitable than others; and
          .    some sales arrangements have higher margins than others;

     . the volume and timing of orders for our products and any order postponements and cancellations by our customers;
     . the cancellation, deferral or rescheduling of orders, because virtually all orders are subject to cancellation, deferral or rescheduling by the customer without prior notice and with limited or no penalties;
     .    adverse changes in our pricing, or that of our competitors;
     . higher than anticipated costs of development or production of new equipment models;
     .    the availability and cost of key components for our products;
     . market acceptance of our new products and upgraded versions of our products;
     . our announcement, or perception by others, that we will introduce new or upgraded products, which could cause customers to delay purchasing our products;
     .    the timing of acquisitions; and
     .    our competitors' introduction of new products.

     Many of our expenses, such as research and development, selling, general and administrative expenses and interest expense, do not vary directly with our net sales. As a result, a decline in our net sales would adversely affect our operating results. In addition, if we were to incur additional expenses in a quarter in which we did not experience comparable increased net sales, our operating results would decline. Factors that could cause our expenses to fluctuate from period to period include:

     .    the timing and extent of our research and development efforts;
     .    severance, resizing and other costs of relocating facilities;
     .    inventory write-offs due to obsolescence; and
     .    inflationary increases in the cost of labor or materials.

     Because our revenues and operating results are volatile and difficult to predict, we believe that period-to-period comparisons of our operating results are not a good indication of our future performance.

     Our business depends on attracting and retaining management, marketing and technical employees who are in great demand

     As is the case with many other technology companies, our success depends on our ability to hire and retain qualified management, marketing and technical employees. Competition is intense in personnel recruiting in the semiconductor and semiconductor equipment industries, specifically with respect to some engineering disciplines. In particular, we have experienced periodic shortages of software engineers. If we are unable to continue to attract and retain the technical and managerial personnel we require, our business, financial condition and operating results could be materially and adversely affected.

     We may not be able to rapidly develop and manufacture new and enhanced products required to maintain or expand our business

     We believe that our continued success will depend on our ability to continuously develop and manufacture or acquire new products and product enhancements on a timely and cost-effective basis. We also must introduce these products and product enhancements into the market in response to customers' demands for higher performance assembly equipment, leading-edge materials and for test interconnect solutions customized to address rapid technological advances in integrated circuit and capital equipment designs. Our competitors may develop enhancements to or future generations of competitive products that will offer superior performance, features and lower prices that may render our products non-competitive. The development and commercialization of new products may require significant capital expenditures over an extended period of time, and some products that we seek to develop may never become profitable. In addition, we may not be able to develop and introduce products incorporating new technologies in a timely manner or at a price that will satisfy our customers' future needs or achieve market acceptance.

     We may not be able to accurately forecast demand for our product lines

     We typically operate our business with a relatively short backlog and order supplies and otherwise plan production based on internal forecasts of demand. Due to these factors, we have in the past, and may again in the future, fail to accurately forecast demand, in terms of both volume and configuration for either our current or next-generation wire bonders. This has led to and may in the future lead to delays in product shipments or, alternatively, an increased risk of inventory obsolescence. If we fail to accurately forecast demand for our products, including assembly equipment, packaging materials, test interconnect solutions and advanced packaging technologies, our business, financial condition and operating results could be materially and adversely affected.

     Advanced packaging technologies other than wire bonding may render some of our products obsolete and our strategy for pursuing these other technologies may be costly and ineffective

     Advanced packaging technologies have emerged that may improve device performance or reduce the size of an integrated circuit package, as compared to traditional die and wire bonding. These technologies include flip chip and wafer scale packaging. In general, these advanced technologies eliminate the need for wires to establish the electrical connection between a die and its package. For some devices, these advanced technologies have largely replaced wire bonding. We cannot assure you that the semiconductor industry will not, in the future, shift a significant part of its volume into advanced packaging technologies, such as those discussed above. If a significant shift to advanced technologies were to occur, demand for our wire bonders and related packaging materials and test interconnect solutions would diminish.

     One component of our strategy is to develop next-generation technologies to allow us to prepare for any eventual decline in the use of wire bonding technology. There are a number of risks associated with our strategy to diversify into new technologies:

     . the technologies that we have invested in represent only some of the advanced technologies that may one day supersede wire bonding;
     . other companies are developing similar or alternative advanced technologies;
     . wire bonding may continue as the dominant technology for longer than we anticipate;
     . the cost of developing advanced technologies may be significantly greater than we expect; and
     . we may not be able to develop the necessary technical, research, managerial and other related skills to develop, produce, market and support these advanced technologies.

     As a result of these risks, we cannot assure you that any of our attempts to develop alternative technologies will be profitable or that we will be able to realize the benefits that we anticipate from them.

     A decline in demand for any of our products could cause our revenues to decline significantly

     Our wire bonders comprised over 50% of our net sales. If demand for, or pricing of, our wire bonders, advanced packaging technology or test interconnect solutions declines because our competitors introduce superior or lower cost systems, the semiconductor industry changes or because of other events beyond our control, our business, financial condition and operating results could be materially and adversely affected.

     Because a small number of customers account for most of our sales, our revenues could decline if we lose any significant customer


     The semiconductor manufacturing industry is highly concentrated, with a relatively small number of large semiconductor manufacturers and their subcontract assemblers and vertically integrated manufacturers of electronic systems purchasing a substantial portion of semiconductor assembly equipment, packaging materials, test interconnect solutions and flip chip bumping services and technology. Sales to a relatively small number of customers account for a significant percentage of our net sales. In fiscal 2001, no customer accounted for more than 10% of our net sales. In fiscal 2000, sales to Advanced Semiconductor Engineering and Amkor Technologies accounted for 15% and 10% of our net sales, respectively. In fiscal 1999 no customer accounted for more than 10% of total net sales.


     We expect that sales of our products to a limited number of customers will continue to account for a high percentage of our net sales for the foreseeable future. If we lose orders from a significant customer, or if a significant customer reduces its orders substantially, these losses or reductions will materially and adversely affect our business, financial condition and operating results.

     We depend on a small number of suppliers for raw materials, components and subassemblies and, if our suppliers do not deliver their products to us, we may be unable to deliver our products to our customers

     Our products are complex and require raw materials, components and subassemblies of an exceptionally high degree of reliability, accuracy and performance. We rely on subcontractors to manufacture many of the components and subassemblies for our products and we rely on sole source suppliers for some important components and raw materials, including gold. As a result, we are exposed to a number of significant risks, including:

     .    loss of control over the manufacturing process;
     . changes in our manufacturing processes, dictated by changes in the market, that may delay our shipments;
     .    our inadvertent use of defective or contaminated raw materials;
     . the relatively small operations and limited manufacturing resources of some of our contractors and suppliers, which may limit their ability to manufacture and sell subassemblies, components or parts in the volumes we require and at quality levels and prices we can accept;
     . reliability and quality problems we experience with certain key subassemblies provided by single source suppliers;
     . the exposure of our suppliers and subcontractors to disruption for a variety of reasons, including work stoppage, fire, earthquake, flooding or other natural disasters;
     . delays in the delivery of raw materials or subassemblies, which, in turn, may cause delays in some of our shipments; and

     . the loss of suppliers as a result of the consolidation of suppliers in the industry.

     If we are unable to deliver products to our customers on time for these or any other reasons, if we are unable to meet customer expectations as to cycle time or if we do not maintain acceptable product quality or reliability in the future, our business, financial condition and operating results would be materially and adversely affected.

     We are expanding and diversifying our operations, and if we fail to manage our expanding and more diverse operations successfully, our business and financial results may be materially and adversely affected

     In recent years, we have broadened our product offerings to include significantly more packaging materials and advanced packaging services and technology. Additionally, during fiscal 2001, we acquired two companies that design and manufacture test interconnect solutions, Cerprobe Corporation and Probe Technology Corporation, and we have combined their operations to create our test division. Although our strategy is to diversify and expand our products and services, we may not be able to develop, acquire, introduce or market new products in a timely or cost-effective manner and the market may not accept any new or improved products we develop, acquire, introduce or market.

     Our diversification into new lines of business and our expansion through acquisitions and alliances has increased, and is expected to continue to increase, demands on our management, financial resources and information and internal control systems. Our success depends in significant part on our ability to manage and integrate acquisitions, joint ventures and other alliances and to continue to implement, improve and expand our systems, procedures and controls. If we fail to do this at a pace consistent with the development of our business, our business, financial condition and operating results could be materially and adversely affected.

     As we expand our operations, we expect to encounter a number of risks, which will include:

     . risks associated with hiring additional management and other critical personnel;
     .    risks associated with adding equipment and capacity; and
     . risks associated with increasing the scope, geographic diversity and complexity of our operations.

     In addition, sales and servicing of packaging materials, test interconnect solutions and advanced packaging technologies often require different organizational and managerial skills than sales of traditional wire bonding technology. We cannot assure you that we will be able to develop the necessary skills to successfully produce and market these different products.

     We may be unable to continue to compete successfully in the highly competitive semiconductor equipment, packaging materials, test interconnect and advanced packaging technology industries

     The semiconductor equipment, packaging materials, test interconnect solutions and advanced packaging technology industries are intensely competitive. In the semiconductor equipment, test interconnect solutions and advanced packaging technology markets, the significant competitive factors include performance, quality, customer support and price, and in the semiconductor packaging materials industry include price, delivery and quality.

     In each of our markets, we face competition and the threat of competition from established competitors and potential new entrants, some of which have significantly greater financial, engineering, manufacturing and marketing resources than we have. Some of these competitors are Asian and European companies that have had and may continue to have an advantage over us in supplying products to local customers because many of these customers appear to prefer to purchase from local suppliers, without regard to other considerations.

     We expect our competitors to improve their current products' performance, and to introduce new products and materials with improved price and performance characteristics. New product and materials introductions by our competitors or by new market entrants could hurt our sales. If a particular semiconductor manufacturer or subcontract assembler selects a competitor's product or materials for a particular assembly operation, we may not be able to sell products or materials to that manufacturer or assembler for a significant period of time because manufacturers and assemblers sometimes develop lasting relations with suppliers, and assembly equipment in our industry often goes years without requiring replacement. In addition, we may have to lower our prices in response to price cuts by our competitors, which could materially and adversely affect our business, financial condition and operating results. We cannot assure you that we will be able to continue to compete in these or other areas in the future.

     We sell most of our products to customers that are located outside of the united states, we have substantial manufacturing operations located outside of the United States, and we rely on independent foreign distribution channels for certain product lines, all of which subject us to risks from changes in trade regulations, currency fluctuations, political instability and war


     Approximately 62% of our net sales for fiscal 2001, 91% of our net sales for fiscal 2000 and 83% of our net sales for fiscal 1999 were attributable to sales to customers for delivery outside of the United States. We expect our sales outside of the United States to continue to represent a large portion of our future revenues. Our future performance will depend, in significant part, on our ability to continue to compete in foreign markets, particularly in Asia. Asian economies have been highly volatile, resulting in significant fluctuation in local currencies, and political and economic instability. These conditions may continue or worsen, which could materially and adversely affect our business, financial condition and operating results. We also rely on non-United States suppliers for materials and components used in the equipment that we sell and we maintain substantial manufacturing operations in countries other than the United States, including operations in Israel and Singapore. We manufacture substantially all of our automatic ball bonders in Singapore and we have begun to build a facility in China to manufacture capillaries, saw blades and selected test fixtures. In addition, we rely on independent foreign distribution channels for certain product lines. As a result, a major portion of our business is subject to the risks associated with international commerce, such as risks of war and civil disturbances or other events that may limit or disrupt markets; expropriation of our foreign assets; longer payment cycles in foreign markets; international exchange restrictions; the difficulties of staffing and managing dispersed international operations; tariff and currency fluctuations; changing political conditions; foreign governments' monetary policies; and less protective foreign intellectual property laws.

     Because most of our foreign sales are denominated in United States dollars, an increase in value of the United States dollar against foreign currencies, particularly the Japanese yen, will make our products more expensive than those offered by some of our foreign competitors. Our ability to compete overseas in the future could be materially and adversely affected by a strengthening of the United States dollar against foreign currencies.

     The ability of our international operations to prosper also will depend, in part, on a continuation of current trade relations between the United States and foreign countries in which our customers operate and in which our subcontractors and materials suppliers have operations. A change toward more protectionist trade legislation in either the United States or foreign countries in which we do business, such as a change in the current tariff structures, export compliance or other trade policies, could materially and adversely affect our ability to sell our products in foreign markets.

     Our success depends in part on our intellectual property, which we may be unable to protect

     Our success depends in part on our proprietary technology. To protect this technology, we rely principally on contractual restrictions (such as nondisclosure and confidentiality agreements) in our agreements with employees, vendors, consultants and customers and on the common law of trade secrets and proprietary "know-how." We also rely, in some cases, on patent and copyright protection, which may become more important to us as we expand our investment in advanced packaging technologies. We may not be successful in protecting our technology for a number of reasons, including:

     . our competitors may independently develop technology that is similar to or better than ours;
     . employees, vendors, consultants and customers may not abide by their contractual agreements, and the cost of enforcing those agreements may be prohibitive, or those agreements may prove to be unenforceable or more limited than we anticipate;
     . foreign intellectual property laws may not adequately protect our intellectual property rights; and

     . our patent and copyright claims may not be sufficiently broad to effectively protect our technology; patents or copyrights may be challenged, invalidated or circumvented; and we may otherwise be unable to obtain adequate protection for our technology.

     In addition, our partners and alliances may also have rights to technology that we develop through these alliances. We may incur significant expense to protect or enforce our intellectual property rights. If we are unable to protect our intellectual property rights, our competitive position may be weakened.

     Third parties may claim we are infringing on their intellectual property, which could cause us to incur significant litigation costs or other expenses, or prevent us from selling some of our products

     The semiconductor industry is characterized by rapid technological change, with frequent introductions of new products and technologies. As a result, industry participants often develop products and features similar to those introduced by others, increasing the risk that their products and processes may give rise to claims that they infringe on the intellectual property of others. We may unknowingly infringe on the intellectual property rights of others and incur significant liability for that infringement. If we are found to infringe on the intellectual property rights of others, we could be enjoined from continuing to manufacture, market or use the affected product, or be required to obtain a license to continue manufacturing or using the affected product. A license could be very expensive to obtain or may not be available at all. Similarly, changing our products or processes to avoid infringing the rights of others may be costly or impractical.

     Occasionally, third parties assert that we are, or may be, infringing on or misappropriating their intellectual property rights. In these cases, we will defend against claims or negotiate licenses where we consider these actions appropriate. Intellectual property cases are uncertain and involve complex legal and factual questions. If we become involved in this type of litigation, it could consume significant resources and divert our attention from our business.

     Some of our customers are parties to litigation brought by the Lemelson Medical, Education and Research Foundation Limited Partnership (the "Lemelson Foundation"), in which the Lemelson Foundation claims that certain manufacturing processes used by those customers infringe patents held by the Lemelson Foundation. We have never been named a party to any such litigation. Some customers have requested that we indemnify them to the extent their liability for these claims arises from use of our equipment. We do not believe that products sold by us infringe valid Lemelson patents. If a claim for contribution was brought against us, we believe we would have valid defenses to assert and also would have rights to contribution and claims against our suppliers. We have never incurred any material liability with respect to the Lemelson claims or any other pending intellectual property claim and we do not believe that these claims will materially and adversely affect our business, financial condition or operating results. The ultimate outcome of any infringement or misappropriation claim that might be made, however, is uncertain and we cannot assure you that the resolution of any such claim will not materially and adversely affect our business, financial condition and operating results.

     We may be materially and adversely affected by environmental and safety laws and regulations

     We are subject to various and frequently changing federal, state, local and foreign laws and regulations governing, among other things, the generation, storage, use, emission, discharge, transportation and disposal of hazardous material, investigation and remediation of contaminated sites and the health and safety of our employees. Increasingly, public attention has focused on the environmental impact of manufacturing operations and the risk to neighbors of chemical releases from such operations.

     Proper waste disposal plays an important role in the operation of our manufacturing plants. In many of our facilities we maintain wastewater treatment systems that remove metals and other contaminants from process wastewater. These facilities operate under effluent discharge permits that must be renewed periodically. A violation of those permits may lead to revocation of the permits, fines, penalties or the incurrence of capital or other costs to comply with the permits.


     In the future, applicable land use and environmental regulations may: (1) impose upon us the need for additional capital equipment or other process requirements, (2) restrict our ability to expand our operations, (3) subject us to liability, and/or (4) cause us to curtail our operations. We cannot assure you that any costs or liabilities associated with complying with these environmental laws will not materially and adversely affect our business, financial condition and operating results.

     Anti-takeover provisions in our articles of incorporation and bylaws and Pennsylvania law may discourage other companies from attempting to acquire us

     Some provisions of our articles of incorporation and bylaws and of Pennsylvania law may discourage some transactions where we would otherwise experience a change in control. For example, our articles of incorporation and bylaws contain provisions that:

     . classify our board of directors into four classes, with one class being elected each year;
     . permit our board to issue "blank check" preferred stock without shareholder approval; and
     . prohibit us from engaging in some types of business combinations with a holder of 20% or more of our voting securities without super-majority board or shareholder approval.

     Further, under the Pennsylvania Business Corporation Law, because our bylaws provide for a classified board of directors, shareholders may only remove directors for cause. These provisions and some provisions of the Pennsylvania Business Corporation Law could delay, defer or prevent us from experiencing a change in control and may adversely affect our common stockholders' voting and other rights.

     We may be unable to generate enough cash to service our debt

     Our ability to make payments on our indebtedness, and to fund planned capital expenditures and other activities will depend on our ability to generate cash in the future. This, to some extent, is subject to the volatile nature of our business, and general economic, competitive and other factors that are beyond our control. If our current convertible debt is not converted to our common shares, we will be required to make annual cash interest payments of $14.9 million through fiscal 2005, $14.1 million in fiscal 2006 and $1.7 million in fiscal 2007 on our $300 million of convertible subordinated debt. Principal payments of $175.0 million and $125.0 million, on the convertible subordinated debt are due in fiscal 2006 and 2007, respectively. Accordingly, we cannot assure you that our business will generate sufficient cash flow to service our debt. In addition, our gold supply agreement contains restrictions on the ability of certain of our subsidiaries to declare and pay dividends to us.



     We may need to refinance all or a portion of our indebtedness on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms, if at all.

     Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of violence or war may affect the markets in which we operate and our profitability

     Terrorist attacks may negatively affect our operations and your investment. There can be no assurance that there will not be further terrorist attacks against the United States or United States businesses. These attacks or armed conflicts may directly impact our physical facilities or those of our suppliers or customers. Our primary facilities include administrative, sales and R&D facilities in the United States of America and manufacturing facilities in the United States, Israel and Singapore. Also, these attacks have disrupted the global insurance and reinsurance industries with the result that we may not be able to obtain insurance at historical terms and levels for all of our facilities. Furthermore, these attacks may make travel and the transportation of our supplies and products more difficult and more expensive and ultimately affect the sales of our products in the United States and overseas. As a result of terrorism, the United States has entered into an armed conflict which could have a further impact on our domestic and internal sales, our supply chain, our production capability and our ability to deliver product to our customers. Political and economic instability in some regions of the world may also result and could negatively impact our business. The consequences of any of these armed conflicts are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment.

     Our stock price has been and is likely to continue to be highly volatile, which may make the common stock difficult to resell at attractive times and prices

     In recent years, the price of our common stock has fluctuated greatly. These price fluctuations have been rapid and severe and have left investors little time to react. The price of our common stock may continue to fluctuate greatly in the future due to a variety of factors, including:

     .    quarter to quarter variations in our operating results;
     . shortfalls in our revenue or earnings from levels expected by securities analysts;
     . announcements of technological innovations or new products by us or other companies; and
     .    slowdowns or downturns in the semiconductor industry.


                           Forward-Looking Statements

     This prospectus contains or incorporates by reference certain statements and information that are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements that relate to our future revenue, product development, demand forecasts, competitiveness, gross margins, operating expense and benefits expected as a result of:

     . The projected growth rates in the overall semiconductor industry, the semiconductor assembly equipment market and the market for semiconductor packaging materials and test interconnect solutions;
     . The anticipated development, production and licensing of our advanced packaging technology;
     .    The projected continuing demand for wire borders; and
     . The anticipated growing importance of the flip chip assembly process in high-end market segments.

     Generally words such as "may," "will," "should," "could," "anticipate," "expect," "intend," "estimate," "plan," "continue," and "believe," or the negative of or other variation on these and other similar expressions identify forward-looking statements. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. The uncertainties in this regard include, but are not limited to, those identified or referred to under the caption "Risk Factors" below and in the applicable prospectus supplement. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

                                 Use of Proceeds

     Unless the applicable prospectus supplement for a particular issuance of securities states otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes, which may include:

     .     funding the development and growth of our product offerings and business;
     .     repaying indebtedness that we may incur from time to time;
     . financing potential business acquisitions that we may consider from time to time; and
     .     general working capital.

Pending these uses, we may use the net proceeds to make short-term investments or reduce short-term borrowings.

                       Ratio of Earnings to Fixed Charges

     Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                                                   Six Months
                           Fiscal Years Ended September 30,      Ended March 31,

                      ----------------------------------------  ----------------

                       1997    1998    1999    2000   2001       2001      2002

Ratio of earnings to
fixed charges           18x      2x       *     16x      *          *         *

     These computations include us and our consolidated subsidiaries. These ratios are computed by dividing (a) income (loss) before taxes plus fixed charges and equity in loss of joint ventures by (b) fixed charges, which includes interest expense plus the portion of rent expense under operating leases we deem to be representative of the interest factor and amortization of debt issue costs.

     * We would have had to generate additional earnings of $16.2 million in fiscal 1999, $78.8 million in Fiscal 2001, $30.3 million in the six months ended March 31, 2001 and $84.7 million in the six months ended March 31, 2002 to achieve a ratio of 1:1.

                        General Description of Securities

     This prospectus, together with the additional information included in any applicable prospectus supplements, contains a summary of the material terms and provisions of our common stock, preferred stock, debt securities, including senior debt securities, senior subordinated debt securities and subordinated debt securities consisting of notes, debentures or other evidence of indebtedness, warrants, and units consisting of two or more classes of these securities.


     The securities offered by this prospectus may be offered in amounts, at prices and on terms to be determined at the time of the offering. The aggregate offering price of securities offered by us under this prospectus will not exceed $250,000,000. These summaries are not meant to be a complete description of each security.

                          Description of Capital Stock

     The following is a general description of our capital stock. The terms of our articles of incorporation and bylaws are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of those documents.

Authorized Capital Stock

     We are authorized to issue a total of 205,000,000 shares of our capital stock, each of which is without par value. Of the authorized amount, 200,000,000 of the shares are common stock and 5,000,000 of the shares are preferred stock.

     Our Board of Directors may, without further action by our stockholders, issue a series of preferred stock and fix the rights and preferences of those shares, including the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption, redemption price or prices, liquidation and other preferences and priorities and the number of shares constituting any series or the designation of such series. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock issued by us. All of the 5,000,000 authorized shares of preferred stock are currently undesignated.

     As of June 11, 2002, there were 49,285,529 shares of common stock issued and outstanding. As of such date, no shares of preferred stock were issued or outstanding.

Common Stock

     General. Each share of our common stock has the same rights and privileges. Holders of our common stock do not have any preferences or any preemptive, conversion or exchange rights. All of our outstanding shares of common stock are fully paid and nonassessable. Our common stock is listed on the Nasdaq National Market under the symbol "KLIC."

     Voting Rights. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our stockholders and are entitled to one vote for each share of common stock held. In the election of directors, the holders of the common stock may multiply the number of votes the shareholder is entitled to cast by the total number of directors to be elected at a meeting of shareholders and cast the whole number of votes for one candidate or distribute them among some or all candidates.

     Dividends. Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, or the restrictions set forth in any applicable indentures, the holders of common stock are entitled to participate ratably in dividends, payable in cash, stock or otherwise, as may be declared by our Board of Directors out of any funds legally available for the payment of dividends. Each such distribution shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by our Board of Directors.

     Liquidation and Distribution. If we voluntarily or involuntarily liquidate, dissolve or wind-up, or upon any distribution of our assets, the holders of our common stock will be entitled to receive after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution equally and ratably in proportion to the number of shares of common stock held by them.

Preferred Stock

     General. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each particular series. A prospectus supplement relating to each such series will specify the terms of the preferred stock as determined by our board of directors, including the following:

     .    the title and stated value of the preferred stock being offered;
     . the number of shares of preferred stock being offered, their liquidation preference per share, if any, and their purchase price;
     . the dividend rate(s), period(s) and payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;
     .    whether dividends shall be cumulative or non-cumulative;
     . the provisions for redemption, if applicable, of the preferred stock being offered;
     . any listing of the preferred stock being offered on any securities exchange or market;
     .    voting rights, if any, of the preferred stock being offered;
     . the relative ranking and preference of the series as to dividend rights and rights upon our dissolution or upon any distribution of our assets;
     . any limitations on issuance of any series of our preferred stock ranking senior to or on parity with that particular series of our preferred stock as to dividend rights and rights upon our dissolution or upon any distribution of our assets; and
     . any other specific terms, preferences, priorities, rights, limitations or restrictions of the preferred stock being offered.

     The description of the preferred stock set forth above and in any description of the terms of a particular series of preferred stock in the related prospectus supplement will not be complete. You should refer to the applicable certificate of designation for such series of preferred stock for complete information with respect to such preferred stock. The prospectus supplement will also contain a description of certain United States federal income tax consequences relating to the preferred stock.

     Although it has no present intention to do so, our Board of Directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change in control.

     Voting Rights. Holders of preferred stock will have voting rights as indicated in the applicable prospectus supplement.

     Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our Board of Directors, out of our funds legally available for payment to stockholders, dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such distribution shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by our Board of Directors.

     Liquidation and Distribution. If we voluntarily or involuntarily liquidate, dissolve or wind-up, or upon any distribution of our assets, the holders of our preferred stock will have the rights as stated in the applicable prospectus supplement.

     Redemption. The terms and conditions, if any, upon which the preferred stock will be subject to mandatory redemption or redemption at our option, either in whole or in part, will be described in the applicable prospectus supplement.

Certain Charter and Bylaws Provisions

     Some sections of our articles of incorporation and bylaws and provisions of Pennsylvania law may discourage certain transactions involving a change in control of the Company.

     Our articles of incorporation and bylaws contain provisions that (i) classify the board of directors into four classes, with one class being elected each year, (ii) permit the board to issue "blank check" preferred stock without shareholder approval, and (iii) prohibit us from engaging in certain business combinations with a holder of 20% or more of our shares without super-majority board or shareholder approval. Further, under the Pennsylvania Business Corporation Law, because our bylaws provide for a classified board of directors, shareholders may only remove directors for cause.


     Kulicke and Soffa has opted out of several provisions of the Pennsylvania Business Corporation Law that could have the effect of delaying or interfering with a proposed change of control, but is also subject to other provisions of that law which could have those effects. Our directors are subject to a provision of the Pennsylvania Business Corporation Law that permits them to consider the interests of constituencies other than the shareholders when deciding what will be in the best interests of the Company. In addition, we are subject to two statutory provisions that are similar to the last provision of our articles of incorporation described above because the statutory provisions impose certain price and other requirements, and special approvals before a holder of 20% or more of our shares may engage in certain transactions.

Transfer Agent and Registrar

     American Stock Transfer and Trust Company currently is the transfer agent and registrar for our common stock, with offices in New York, New York. The transfer agent and registrar for any shares of preferred stock we issue will be set forth in the applicable prospectus supplement.

                         Description of Debt Securities

     The following is a general description of the debt securities which we may issue from time to time. The particular terms relating to each debt security will be set forth in a prospectus supplement.

     The debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The senior subordinated debt securities will have a junior position to all of our senior debt. The subordinated debt securities will have a junior position to all of our senior debt and all of our senior subordinated debt. The senior debt securities will be issued under a senior debt indenture, the senior subordinated debt securities will be issued under a senior subordinated debt indenture, and the subordinated debt securities will be issued under a subordinated debt indenture. The indentures will be qualified under the Trust Indenture Act of 1939. The indentures will be qualified under the Trust Indenture Act of 1939.

     Each series of the debt securities will be issued under one of three indentures between Kulicke and Soffa and LaSalle Bank National Association, as trustee.

     We have summarized below the material provisions of the indentures. The summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the forms of indentures, which are filed as exhibits to the registration statement. You should read the indentures for provisions that may be important to you.

Terms Applicable to All Debt Securities

     No Limit on Debt Amounts. The indentures do not limit the amount of debt which can be issued under the indentures. These amounts are set from time to time by our board of directors.

     Prospectus Supplements. The applicable prospectus supplement will summarize the specific terms for the debt securities and the related offering including, with respect to each series of debt securities, some or all of the following:

     .   title and form of the securities;
     .   offering price;
     .   any limit on the amount that may be issued.

        .     maturity date(s);
        .     interest rate or the method of computing the interest rate;
        .     dates on which interest will accrue, or how the dates will be determined, the interest payment dates and any related record dates;
        .     the place or places where debt securities may be surrendered for registration of transfer or for exchange, where notices and demands to or upon K&S in respect of the debt securities and the indentures may be served and where notices to holders will be published;
        .     terms and conditions on which the debt securities may be redeemed, in whole or in part, at our option;
        .     date(s), if any, on which, and the price(s) at which we are obligated to redeem, or at the holder's option to purchase, in whole or in part, the debt securities and related terms and provisions;
        .     details of any required sinking fund payments;
        .     the currency or currencies in which the debt securities will be denominated or payable, if other than U.S. dollars;
        .     any index, formula or other method by which payments on the debt securities will be determined, and any special voting or
              defeasance provisions in connection with a determination, if the amount of payments are to be determined with reference to an index, formula or other method;
        .     the persons to whom payments of interest will be made;
        .     any provisions granting special rights to holders when a specified event occurs;
        .     any changes to or additional events of default or covenants;
        .     any special tax implications of the debt securities; including under what circumstances, if any, and with what procedures and documentation K&S will pay additional amounts on the debt securities held by a non-U.S. person in respect of taxes, assessments or similar charges withheld or deducted and, if so, the terms related to any option K&S will have to redeem those debt securities rather than pay those additional amounts;
        .     whether or not the debt securities will be issued in global form and who the depository will be;
        .     any restrictions on the registration, transfer or exchange of the debt securities;
        .     terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option;
        .     if the debt securities are convertible or exchangeable, the events or circumstances which will result in adjustments to the conversion or exchange price and the formulae for determining the adjusted price;
        .     whether the debt securities are secured or unsecured, and if secured, the amount and form of the security and related terms;
        .     subordination terms of any senior subordinated debt securities and subordinated debt securities; and
        .     any other terms that are not inconsistent with the indenture applicable to a series of debt securities, including any terms which may be required by or advisable under United States laws or regulations or advisable (as determined by us) in connection with the marketing of that series of debt securities.

        Unless otherwise provided in an applicable indenture relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange, other than exchanges not involving any transfer, like the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed or purchased in part.

        A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a substantial discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable Treasury Regulations, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.

     Covenants. We will agree in the indentures to:

     . pay the principal, interest and any premium on the debt securities when due;
     . maintain an office or agency in New York City, where debt securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon us in respect of the debt securities and the relevant indenture(s) may be served;
     . prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the trustee under the relevant indenture, the SEC, and/or registered holders of debt securities, as the case may be;
     . deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers' certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture;
     . file with the trustee under the relevant indenture and the SEC, in accordance with, and as may be required by, the rules and regulations prescribed from time to time by the SEC, the additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in the relevant indenture;
     . unless our board of directors determines that it is no longer desirable in the conduct of our business and our significant subsidiaries, taken as a whole, and that there will be no adverse impact in any material respect to the holders of debt securities, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect:
     . our corporate existence, and the corporate, partnership or other existence of each of our significant subsidiaries, in accordance with their respective organizational documents;
     . the rights, licenses and franchises of us and certain of our subsidiaries; and
     . not at any time seek application of any applicable stay, extension or usury law that may affect the covenants or the performance under the indentures.

     Consolidation, Merger and Sale of Assets. We will not consolidate with or merge into any other corporation or transfer all or substantially all of our assets unless:

     . we are the surviving corporation or the successor or surviving entity is organized or existing under the laws of the United States of America, any state thereof or the District of Columbia;
     . the successor or surviving entity assumes all of our obligations under the debt securities and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the relevant indentures; and
     . immediately after we consolidate or merge, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing.

     Upon any consolidation, merger or transfer, the successor will be substituted for us under the indenture and we will be relieved of all obligations and covenants under the indenture and the debt securities, but we will not be relieved of the obligation to pay the principal of and interest on the debt securities, except in the case of a sale of all of our assets that meets the requirements stated in the immediately preceding paragraph.

     Satisfaction and Discharge. Upon our request, the relevant indenture will no longer be effective with respect to any series for almost all purposes if either:

     . all outstanding securities of that series have been delivered to the trustee for cancellation and we have paid all sums payable in respect of that series; or

     . the only securities which are still outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds which are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit and that deposit will not result in a breach of any other instrument by which we are bound, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

     Legal Defeasance and Covenant Defeasance. Under each indenture, we may elect with respect to a series of debt securities at our option and subject to the satisfaction of the conditions described below, either:

     . to be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of the applicable series and to have satisfied all of our other obligations under the debt securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or
     . to be released from some of our obligations under the relevant indenture, which we refer to as covenant defeasance.

     We can exercise legal or covenant defeasance if we put in place the following arrangements:

     . we must irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture), in trust, for the benefit of the holders of the applicable series of debt securities:
        . cash in United States dollars,
        . non-callable and non-redeemable direct obligations of the United
          States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or
        . a combination of the foregoing,

sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of the debt securities on the day on which the payments are due;

     . we must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance;
     . no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws which apply to the deposit by us); and
     . we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

     After satisfying the conditions for legal defeasance, the applicable debt securities will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture. After legal defeasance, the holders of outstanding debt securities will have to rely solely on the deposits we make to the trust for repayment on the debt securities.

     After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released, but will continue to be deemed outstanding for all other purposes under the relevant indenture.

     The applicable prospectus supplement may further describe additional provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

     Information Concerning the Trustee. The prospectus supplement with respect to particular debt securities will describe any relationship that we may have with the trustee for the debt securities offered. We may also maintain bank accounts, borrow money and have other customary banking or investment banking relationships with the trustee, or its affiliates, in the ordinary course of business.

     Form, Exchange, Transfer. Unless otherwise specified in the prospectus supplement, debt securities will be issued in registered form without coupons. They may also be issued in global form with accompanying book-entry procedures as outlined below.

     A holder of debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. They are transferable at the corporate trust office of the trustee or at any transfer agent designated by us for that purpose. No charge will be made for any such exchange or transfer except for any tax or governmental charge related to such exchange or transfer, other than exchanges not involving any transfer such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed or purchased in part.

     Global Securities. The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or with a nominee for a depositary identified in the prospectus supplement.

     The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement.

     Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security ("participants") or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected, only through records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

     So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

     . be entitled to have the debt securities represented by such registered global security registered in their names;
     . receive or be entitled to receive physical delivery of such debt securities in definitive forms; and
     . be considered the owners or holders of the debt securities.

     Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to take any action which a holder is entitled to take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

     Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither K&S nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

     We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium or interest will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name."

     We may at any time determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the registered global security or securities representing such debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

     If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series may also be issued in the form of one or more global securities that will be deposited with a common depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement.

Particular Terms of the Senior Debt Securities

     Ranking of Senior Debt Securities. The senior debt securities will constitute part of our senior debt and rank equally with all our other senior and unsecured debt, except that it will be senior to our senior subordinated debt and subordinated debt.

     Events of Default. The following are events of default under a series of senior debt securities:

     . we fail to pay the principal, any premium, if any, or any sinking fund payment, on any senior debt securities of that series when due;
     . we fail to pay interest on any senior debt securities of that series within 30 days following the due date;
     . we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior indenture applicable to that series and that failure continues for 60 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of all series affected by that failure, treating all those series as a single class;
     . certain events of bankruptcy or insolvency occur, whether voluntary or not.

     The prospectus supplement for a particular series may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior debt securities does not necessarily constitute an event of default with respect to any other series of senior debt securities.

     If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 90 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if and so long as a committee of the trustee's responsible officers in good faith determines that withholding the notice is in the interests of the holders.

     If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest of all the senior debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by such declaration may annul or rescind the declaration.

     The senior indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

     The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

     . the direction cannot conflict with any rule or the indenture;
     . the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction; and . the trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.

     A holder may pursue a remedy directly under the indenture or the series of senior debt securities, but before doing so, the following must occur:

     . the holder must give to the trustee written notice that an event of default has occurred and is continuing;
     . the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;
     . the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;
     . the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and . during the 60 day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

     However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

     The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the senior debt securities of such series waive any past defaults, except:

     . a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, senior debt securities of the series; and
     . a continuing default in respect of a covenant or provision of the indenture which cannot be amended or modified without the consent of each holder of senior debt securities affected.

     We will periodically file statements with the trustees regarding our compliance with covenants in the senior indenture.

     Modifications and Amendments. Except as provided below, or more fully specified in the senior indenture, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture. However, some amendments or waivers require the consent of each holder of any senior debt security affected. Without the consent of each holder, an amendment or waiver may not:

     . reduce the principal amount of the senior debt securities of any series whose holders must consent to an amendment, supplement or waiver;
     . reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of any senior debt securities of any series or alter the provisions with respect to the redemption of the senior debt securities;
     . reduce the rate, or change the time for payment, of interest, including default interest, on any senior debt security of any series;
     . waive a default or event of default in the payment of principal of, or interest or premium on, the senior debt securities of any series, except a rescission of acceleration of the senior debt securities by the holders of a majority in aggregate principal amount of the senior debt securities of any series and a waiver of the payment default that resulted from that acceleration;
     . make any senior debt security of any series payable in currency other than that stated in the senior debt securities of that series;
     . make any change in the provisions of the senior indenture relating to waivers of past defaults or the rights of the holders of senior debt securities to receive payments of principal of or interest or premium on the senior debt securities;
     .  waive a redemption payment with respect to any senior debt security;
     . make any change in the right of any holders of senior debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or
     .  make any change in the above amendment and waiver provisions.

     We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without the consent of any holder:

     . to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the indenture;

     . to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior debt securities;
     .  to add events of default;
     . to provide for the issuance of senior debt securities in coupon form and to provide for exchangeability of those senior debt securities under the indenture in fully registered form;
     . to provide for the issuance of and to establish the form, terms and conditions of senior debt securities of any series;
     . to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;
     . to cure any ambiguity, or to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior debt securities of any series are not adversely affected in any material respect under that indenture; or
     . to make any change that does not adversely affect the rights of any holder.

Particular Terms of the Senior Subordinated Debt Securities

     Ranking of Senior Subordinated Debt Securities. The senior subordinated debt securities will rank senior to any subordinated debt securities and will be subordinated and junior in right of payment to any senior debt securities and certain other indebtedness of Kulicke & Soffa to the extent set forth in the applicable indenture. All series of the senior subordinated debt securities will rank equally with each other.

     Subordination. Unless the prospectus supplement indicates otherwise, the following provisions will apply to the senior subordinated debt securities. Our obligations under the senior subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt. For this purpose, "senior debt" generally includes any indebtedness that does not expressly provide that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities. Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus. Senior debt will not include:

     .  any liability for federal, state, local or other taxes;
     . any indebtedness to any of our subsidiaries or other affiliates; . any trade payables;
     . any indebtedness that we may is incur in violation of the senior subordinated indenture; or
     .  obligations under the subordinated debt securities.

     If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or any premium or interest on, the senior subordinated debt securities.

     We may not make any payment on the senior subordinated debt securities if a default in the payment of the principal, premium, if any, interest or other obligations, including a default under any repurchase or redemption obligation in respect of designated senior debt, occurs and continues beyond any applicable grace period. We may not make any payment on the senior subordinated debt securities if any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and the trustee receives a notice of default from us, a holder of designated senior debt or other person permitted to give notice. We may not resume payments on the senior subordinated debt securities until the defaults are cured or specified time periods pass, unless the maturity of the senior debt is actually accelerated.

     The term "designated senior debt" means our obligations under any particular senior debt if the amount of that senior debt is at least the amount specified in the applicable prospectus supplement and the debt instrument expressly provides that the senior debt will be designated senior debt with respect to the senior subordinated debt securities.

     We expect that the terms of some of our senior debt will provide that an event of default under the senior subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt. In that case, if the maturity of the senior subordinated debt securities is accelerated because of an event of default, we may not make any payment on the senior subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded. If the payment of the senior subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.

     If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the senior subordinated debt securities may receive less, ratably, than our other creditors.

     The indenture for senior subordinated debt securities may not limit our ability to incur additional senior debt.

     The subordination provisions may not be amended in a manner adverse to the holders of the senior subordinated debt securities without the consent of the holders of at least 75% of the aggregate principal amount of senior subordinated debt securities then outstanding affected by the amendment, voting as a single class.

     Events of Default. The following are events of default under a series of senior subordinated debt securities:

     . we fail to pay the principal, any premium, if any, or any sinking fund payment, on any senior subordinated debt securities of that series when due;
     . we fail to pay interest on any senior subordinated debt securities of that series within 30 days following the due date;
     . we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior subordinated indenture applicable to that series and that failure continues for 60 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior subordinated debt securities of all series affected by that failure, treating all those series as a single class;
     . certain events of bankruptcy or insolvency occur, whether voluntary or not.

     The prospectus supplement for a particular series may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior subordinated debt securities does not necessarily constitute an event of default with respect to any other series of senior subordinated debt securities.

     If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of senior subordinated debt securities of the affected series a notice to that effect within 90 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the senior subordinated indenture may withhold notice if and so long as a committee of the trustee's responsible officers in good faith determines that withholding the notice is in the interests of the holders.

     If an event of default with respect to one or more series of senior subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest

(subject to applicable subordination provisions in the senior subordinated indenture) of all the senior subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior subordinated debt securities of all series covered by such declaration may annul and rescind the declaration.

     The senior subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

     The holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

     .  the direction cannot conflict with any rule or the indenture;
     . the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction; and
     . the trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the holders of the senior subordinated debt securities not joining in the action.

     A holder may pursue a remedy directly under the senior subordinated indenture or the series of senior subordinated debt securities, but before doing so, the following must occur:

     . the holder must give to the trustee written notice that an event of default has occurred and is continuing;
     . the holders of at least 25% in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;
     . the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;
     . the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and
     . during the 60 day period, the holders of a majority in principal amount of the then outstanding senior subordinated debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

     However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior subordinated debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on senior subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

     The holders of a majority in principal amount of the senior subordinated debt securities then outstanding of all affected series, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the senior subordinated debt securities of such series waive any past defaults, except:

     . a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, senior subordinated debt securities of the series; and
     . a continuing default in respect of a covenant or provision of the indenture which cannot be amended or modified without the consent of each holder of senior subordinated debt securities affected.

     We will periodically file statements with the trustees regarding our compliance with covenants in the senior subordinated indenture.

     Modifications and Amendments. Except as provided below, or more fully specified in the senior subordinated indenture, the senior subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior subordinated debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior subordinated indenture. However, some amendments or waivers require the consent of each holder of any senior subordinated debt security affected. Without the consent of each holder, an amendment or waiver may not:

     . reduce the principal amount of the senior subordinated debt securities of any series whose holders must consent to an amendment, supplement or waiver;
     . reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of any senior subordinated debt securities of any series or alter the provisions with respect to the redemption of the senior subordinated debt securities;
     . reduce the rate, or change the time for payment, of interest, including default interest, on any senior subordinated debt security of any series;
     . waive a default or event of default in the payment of principal of, or interest or premium on, the senior subordinated debt securities of any series, except a rescission of acceleration of the senior subordinated debt securities by the holders of a majority in aggregate principal amount of the senior subordinated debt securities of any series and a waiver of the payment default that resulted from that acceleration;
     . make any senior subordinated debt security of any series payable in currency other than that stated in the senior subordinated debt securities of that series;
     . make any change in the provisions of the senior subordinated indenture relating to waivers of past defaults or the rights of the holders of senior subordinated debt securities to receive payments of principal of or interest or premium on the senior subordinated debt securities;
     . waive a redemption payment with respect to any senior subordinated debt security;
     . make any change in the right of any holders of senior subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior subordinated debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or
     .  make any change in the above amendment and waiver provisions.

     We and the trustee under the senior subordinated indenture may amend or supplement the senior subordinated indenture or the senior subordinated debt securities issued thereunder without the consent of any holder:

     . to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the senior subordinated indenture;
     . to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior subordinated debt securities;
     .  to add events of default;
     . to provide for the issuance of senior subordinated debt securities in coupon form and to provide for exchangeability of those senior subordinated debt securities under the indenture in fully registered form;
     . to provide for the issuance of and to establish the form, terms and conditions of senior subordinated debt securities of any series;
     . to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

     . to cure any ambiguity, or to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior subordinated debt securities of any series are not adversely affected in any material respect under that indenture; or
     . to make any change that does not adversely affect the rights of any holder.

Particular Terms of the Subordinated Debt Securities

     Ranking of Subordinated Debt Securities. The subordinated debt securities will be subordinated and junior in right of payment to any senior debt securities and senior subordinated debt securities and certain other indebtedness of Kulicke & Soffa to the extent set forth in the prospectus supplement.

     Subordination. Unless the prospectus supplement indicates otherwise, the subordination provisions of the subordinated debt securities will be the same as those of the senior subordinated debt securities just described, with the following exceptions:

     . "Senior debt" will include our obligations under the senior subordinated debt securities, as well as under the other debt specified above; and
     . Different series of subordinated debt securities may rank senior to other series. In that case, our obligations under the higher-ranking series will be "senior debt" in relation to the lower-ranking series.

     Events of Default. The following are events of default under a series of subordinated debt securities:

     . we fail to pay the principal, any premium, if any, or any sinking fund payment, on any subordinated debt securities of that series when due;
     . we fail to pay interest on any debt securities of that series within 30 days following the due date;
     . we fail to observe or perform any other covenant, representation, warranty or other agreement in the subordinated indenture applicable to that series and that failure continues for 60 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series and all other series that rank equal with that series and with respect to which that default has occurred, treating all those series as a single class;
     . certain events of bankruptcy or insolvency occur, whether voluntary or not.

     The prospectus supplement for a particular series may describe additional or different events of default that apply to that series. An event of default with respect to one series of subordinated debt securities does not necessarily constitute an event of default with respect to any other series of subordinated debt securities.

     If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of subordinated debt securities of the affected series a notice to that effect within 90 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if and so long as a committee of the trustee's responsible officers in good faith determines that withholding the notice is in the interests of the holders.

     If an event of default with respect to any series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of that series and all other series that rank equal with that series and with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest (subject to applicable subordination provisions in the relevant indenture) of all the subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities of all series covered by such declaration may annul and rescind the declaration.

     The subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

     The holders of a majority in principal amount of the outstanding subordinated debt securities of all series with respect to which an event of default occurs and is continuing and that rank equal with each other, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it with respect to those series, except that:

     . the direction cannot conflict with any rule or the subordinated indenture;
     . the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction; and
     . the trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.

     A holder may pursue a remedy directly under the indenture or the series of subordinated debt securities, but before doing so, the following must occur:

     . the holder must give to the trustee written notice that an event of default has occurred and is continuing;
     . the holders of at least 25% in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other, treating all those securities as a single class, must make a written request to the trustee to pursue the remedy;
     . the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;
     . the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and
     . during the 60 day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities of all those series, treating all those securities as a single class, do not give the trustee a direction inconsistent with the written request.

     However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

     The holders of a majority in principal amount of the subordinated debt securities then outstanding of all affected series that rank equal with each other, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the subordinated debt securities of such series waive any past defaults, except:

     . a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, subordinated debt securities of the series; and
     . a continuing default in respect of a covenant or provision of the indenture which cannot be amended or modified without the consent of each holder of each debt securities affected.

     We will periodically file statements with the trustee regarding our compliance with covenants in the subordinated indenture.

     Modifications and Amendments. Except as provided below, or more fully specified in the subordinated indenture, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of each series of debt securities affected by the amendment or supplement, that rank equal with each other, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities of all series affected by the waiver that rank equal with each other, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the subordinated indenture. However, some amendments or waivers require the consent of each holder of any debt security affected. Without the consent of each holder, an amendment or waiver may not:

     . reduce the principal amount of the subordinated debt securities of any series whose holders must consent to an amendment, supplement or waiver;
     . reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation if any, of any subordinated debt securities of any series or alter the provisions with respect to the redemption of the subordinated debt securities;
     . reduce the rate, or change the time for payment, of interest, including default interest, on any subordinated debt security of any series;
     . waive a default or event of default in the payment of principal of, or interest or premium on, the subordinated debt securities of any series, except a rescission of acceleration of the subordinated debt securities by the holders of a majority in aggregate principal amount of the subordinated debt securities of any series and a waiver of the payment default that resulted from that acceleration;
     . make any subordinated debt security of any series payable in currency other than that stated in the debt securities of that series;
     . make any change in the provisions of the subordinated indenture relating to waivers of past defaults or the rights of the holders of subordinated debt securities to receive payments of principal of or interest or premium on the subordinated debt securities;
     . waive a redemption payment with respect to any subordinated debt security;
     . make any change in the right of any holders of subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a subordinated debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or
     .  make any change in the above amendment and waiver provisions.

     We and the trustee under the subordinated indenture may amend or supplement the indenture or the debt securities issued thereunder without the consent of any holder:

     . to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the subordinated indenture;
     . to add other covenants, restrictions or conditions for the protection of the holders of all or any series of subordinated debt securities;
     .  to add events of default;
     . to provide for the issuance of subordinated debt securities in coupon form and to provide for exchangeability of those debt securities under the indenture in fully registered form;
     . to provide for the issuance of and to establish the form, terms and conditions of subordinated debt securities of any series;
     . to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;
     . to cure any ambiguity, or to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect under that indenture; or

     . to make any change that does not adversely affect the rights of any holder.

     In determining whether series of subordinated debt securities rank equal with each other for purposes of the default, waiver and amendment provisions described above, a series that is convertible into equity securities of K&S is not equal with a series that is not so convertible.

                             Description of Warrants

     The following description describes the general terms and provisions of the warrants to which any prospectus supplement may relate. The prospectus supplement relating to the warrants will describe the particular term of the warrants and the extent, if any, to which these general provisions may apply to the warrants offered.

     We may issue warrants to purchase senior debt securities, senior subordinated debt securities, subordinated convertible debt securities, preferred stock, depositary shares, common stock or any combination thereof. The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

     The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:

     .  the title of the warrants;
     .  the aggregate number of the warrants;
     .  the price or prices at which the warrants will be issued;
     . the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities issuable upon exercise of the warrants;
     . the price or prices at which the warrants may be exercised to purchase the securities underlying them;
     . the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;
     . whether the warrants will be issued in registered form or bearer form; . if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;
     . if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such warrants issued with each such underlying warrant security;
     . if applicable, the date on and after which the warrants and other securities will be separately transferable;
     .  information with respect to book-entry procedures, if any;
     . if applicable, a discussion of certain United States federal income tax considerations;
     . the procedures and conditions relating to the exercise of the warrants; and
     . any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

                              Description of Units

     We may issue units consisting of common stock, warrants, debt securities, preferred stock or any combination of those securities. The applicable prospectus supplement will describe the terms of any units including the following:

     . the terms of the units and each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;
     . the terms of any unit agreement governing the units; and . the provisions for the payment, settlement, transfer or exchange of the units.

                              Plan of Distribution

     We may sell the securities being offered hereby in any of, or any combination of, the following ways: directly to purchasers; through agents; through underwriters; and/or through dealers.

     Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities under this prospectus will be named, and any commissions payable by us to these agents will be set forth, in a related prospectus supplement. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

     If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the related prospectus supplement. That prospectus supplement and this prospectus will be used by the underwriters to make resales of the securities. If underwriters are used in the sale of any securities in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices.

     Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of securities, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that the underwriters with respect to a sale of these securities will be obligated to purchase all such securities if any are purchased.

     We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. If we grant any over-allotment option, the terms of that over-allotment option will be set forth in the related prospectus supplement.

     If we use a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating to those offers and sales.

     We may also directly solicit offers to purchase securities and those sales may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the prospectus supplement.

     Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against some liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

     Agents, underwriters and dealers may engage in transactions that stabilize, maintain or otherwise affect the price of the securities being offered, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of a penalty bid, in connection with the offering.


     In connection with the offering of securities, the Underwriters may make short sales of our shares and purchase these shares on the open market to cover positions created by short sales. Such sales involve the sale by the Underwriters of shares than they are required to purchase in an offering. Short sales may be either covered or naked. Covered short sales are sales made in an amount not greater than the Underwriters' over-allotment option to purchase additional shares in the offering; naked short sales are sales in excess of the over-allotment option. Underwriters may close out a covered short position either by exercising their over-allotment option or purchasing shares in the open market; naked short positions must be closed by purchasing shares in the open market. Naked short positions are more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. The Underwriters' purchases to cover syndicate short sales may raise or maintain the market price of the stock or prevent or retard a decline in the market place of the stock. As a result, the price of the stock may be higher as a result of syndicate short sales than it would otherwise be in an open market.

     Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us in the ordinary course of our business.


                                  Legal Matters

         Certain legal matters in connection with the legality of any common stock, preferred stock, debt securities and warrants offered hereby will be passed upon for us by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania.


                                     Experts

     The financial statements of Kulicke and Soffa Industries, Inc. incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                       Where You Can Find More Information

     We are a public company and file annual, quarterly and special reports, as well as proxy statements and other information with the SEC. You may read and copy any of the documents we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington DC 20549 or at its Regional Offices located at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. These SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants like us that file electronically with the SEC. Our common stock is quoted on the Nasdaq National Market and reports and other information about us may also be inspected at the Nasdaq National Market at 1735 K Street, NW, Washington, DC 20007-1500.

     This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are not included in this prospectus. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in such instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

     The SEC allows us to "incorporate by reference" certain information into this prospectus, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate this offering.

     We are incorporating by reference the following documents:

     . Our Annual Report on Form 10-K for our fiscal year ended September 30, 2001, filed on December 21, 2002;
     . Our Quarterly Reports on Form 10-Q for our fiscal quarters ended December 31, 2001 and March 31, 2002, filed on February 13, 2002 and May 15, 2002, respectively;
     . Our Current Reports on Form 8-K filed on October 5, 2001, February 15, 2002 and April 18, 2002; and
     . The description of our common stock and our preferred stock contained in our registration statement on Form 8-A12G/A filed on September 11, 1995, SEC file number 000-0121.



     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                          Investor Relations Department
                       Kulicke and Soffa Industries, Inc.
                              2101 Blair Mill Road
                             Willow Grove, PA 19090
                            Telephone: (215) 784-6000


     You should rely only on the information we include or incorporate by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. The information contained in this prospectus or the applicable prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or the applicable prospectus supplement or of any sale of our securities, and you should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any other date.

PART II. Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses expected to be incurred by Kulicke & Soffa in connection with the issuance and distribution of the securities registered hereby, other than underwriting fees and discounts. All of these expenses, except for the registration fee, are estimates:

      Securities and Exchange Commission Registration Fee ............ $ 23,000
      Printing and Engraving Expenses ................................ $ 20,000
      Legal Fees and Expenses ........................................ $ 75,000
      Accounting Fees and Expenses ................................... $ 50,000
      Trustee's Fees and Expenses .................................... $ 12,000
      Miscellaneous Expenses ......................................... $  5,000
      Total .......................................................... $185,000

Item 15. Indemnification of Directors and Officers.

     Our By-laws require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he or she is or was our director or officer or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification as to expenses is mandatory to the extent the individual is successful on the merits or otherwise in defense of the matter or in defense of any claim, issue or matter therein. In addition, Pennsylvania law permits us to provide similar indemnification to employees and agents who are not directors or officers. Our By-laws provide, however, that we will not indemnify a director who has breached or failed to perform the duties of his office in a manner that constituted self-dealing, willful misconduct or recklessness. The determination of whether an individual meets the applicable standard of conduct set forth in our By-laws may be made by disinterested directors, independent legal counsel or the shareholders. Pennsylvania law also permits indemnification in connection with a proceeding brought by or in our right to procure a judgement in our favor.

     We expect that any Underwriting Agreement that we enter into in connection with any offering of the securities registered hereby will provide for indemnification by the underwriters specified therein of us and our officers and directors, and for indemnification by us of the underwriters specified therein, in each case, for certain liabilities arising under the Securities Act or otherwise.

Item 16. Exhibits and Financial Statement Schedules.


Exhibit
Number  Description of Document
------  -----------------------

1.1*    Form of underwriting agreement for offering of common stock
1.2*    Form of underwriting agreement for offering of debt securities (senior debt securities, senior subordinated debt securities and/or subordinated debt securities)
1.3*    Form of underwriting agreement for offering of preferred
        securities
1.4*    Form of underwriting agreement for warrants and/or units
3.1     The Company's Form of Amended and Restated Articles of Incorporation as
        of March 3, 1998, as amended (incorporated by reference to Exhibit 3.1 to the Company's Form S-3 filed with the SEC on October 2, 2001)
3.2     The Company's By-Laws, as amended through June 26, 1990, (incorporated by reference to Exhibit to the Company's Form 8-A12G dated September 11, 1995, SEC file number 000-0012)
4.1     Form of senior debt securities indenture (1)
4.2     Form of senior subordinated debt securities indenture (1)
4.3     Form of subordinated debt securities indenture (1)
4.4     Form of any senior debt security (1)
4.5     Form of any senior subordinated debt security (1)
4.6     Form of any subordinated debt security (1)
4.7**   The form of any certificate of designation with respect to any preferred stock
4.8**   Form of unit agreement
4.9**   Form of debt warrant agreement for warrants sold alone, including form of warrant
4.10**  Form of debt warrant agreement for warrants sold attached to debt securities, including form of warrant

4.11**  Form of equity warrant agreement for warrants sold alone, including form of warrant
5.1     Opinion of Drinker Biddle & Reath LLP (1)
12.1    Computation of Ratio of Earnings to Fixed Charges (1)
23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.3    Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)(1)
24.1    Power of Attorney of certain directors and officers of Kulicke and Soffa Industries, Inc. (1)
24.2    Certified Resolutions (1)
25.1    Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of
        LaSalle Bank National Association, as trustee under the indenture with respect to the senior debt securities (1)
25.2    Statement of Eligibility on Form T-1 under
        the Trust Indenture Act of 1939, as amended, of LaSalle Bank National
        Association, as trustee under the indenture with respect to the senior subordinated debt securities (1)
25.3    Statement of Eligibility on Form T-1 under
        the Trust Indenture Act of 1939, as amended, of LaSalle Bank National
        Association, as trustee under the indenture with respect to the subordinated debt securities (1)


* To be filed by amendment or as applicable to a particular offering of securities, as an exhibit to a Current Report on Form 8-K, pursuant to Regulation S-K, Item 601(b).

**   To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(1)  Previously filed.

Item 17.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions disclosed under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 (d) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule

430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time is was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES




     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Willow Grove, Commonwealth of Pennsylvania, on June 19, 2002.



                                              KULICKE AND SOFFA INDUSTRIES, INC.


                                              By: */s/ C. Scott Kulicke
                                                  --------------------
                                              C. Scott Kulicke
                                              Chief Executive Officer





     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Name                                        Capacity                             Date

/s/ *C. Scott Kulicke               Chairman of the Board and Chief Executive       June 19, 2002
---------------------               Officer (Principal Executive Officer)
C.  Scott Kulicke

/s/ Clifford G. Sprague             Senior Vice President and Chief Financial       June 19, 2002
-----------------------             Officer (Principal Financial and Accounting
Clifford G. Sprague                 Officer)


/s/ *Philip V. Gerdine              Director                                        June 19, 2002
----------------------
Philip V. Gerdine

/s/ *John A. O'Steen                Director                                        June 19, 2002
--------------------
John A. O'Steen

/s/ *Allison F. Page                Director                                        June 19, 2002
--------------------
Allison F. Page

/s/ *MacDonnell Roehm, Jr.          Director                                        June 19, 2002
--------------------------
MacDonnell Roehm, Jr.

/s/ *Larry D. Striplin, Jr.         Director                                        June 19, 2002
---------------------------
Larry D. Striplin, Jr.

/s/ *C. William Zadel               Director                                        June 19, 2002
---------------------
C. William Zadel



*By: /s/ Clifford G. Sprague
     -----------------------
     Clifford G. Sprague
     Attorney in fact

                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number  Description of Document
------  -----------------------
1.1*    Form of underwriting agreement for offering of common stock
1.2*    Form of underwriting agreement for offering of debt securities (senior debt securities, senior subordinated debt securities and/or subordinated debt securities)
1.3*    Form of underwriting agreement for offering of preferred
        securities
1.4*    Form of underwriting agreement for warrants and/or units
3.1     The Company's Form of Amended and Restated Articles of Incorporation as of March 3,
        1998, as amended (incorporated by reference to Exhibit 3.1 to the Company's Form S-3 filed with the SEC on October 2, 2001)
3.2     The Company's By-Laws, as amended through June 26, 1990, (incorporated by reference to Exhibit
        2.2 to the Company's Form 8-A12G dated September 11, 1995, SEC file number 000-00121)
4.1     Form of senior debt securities indenture (1)
4.2     Form of senior subordinated debt securities indenture (1)
4.3     Form of subordinated debt securities indenture (1)
4.4     Form of any senior debt security (1)
4.5     Form of any senior subordinated debt security (1)
4.6     Form of any subordinated debt security (1)
4.7**   The form of any certificate of designation with respect to any preferred stock
4.8**   Form of unit agreement
4.9**   Form of debt warrant agreement for warrants sold alone, including form of warrant
4.10**  Form of debt warrant agreement for warrants sold attached to debt securities, including form of warrant

4.11**  Form of equity warrant agreement for warrants sold alone, including form of warrant
5.1     Opinion of Drinker Biddle & Reath LLP (1)
12.1    Computation of Ratio of Earnings to Fixed Charges (1)
23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.3    Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)(1)
24.1    Power of Attorney of certain directors and officers of Kulicke and Soffa Industries, Inc. (1)
24.2    Certified Resolutions (1)
25.1    Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of
        LaSalle Bank National Association, as trustee under the indenture with respect to the senior debt securities (1)
25.2    Statement of Eligibility on Form T-1 under
        the Trust Indenture Act of 1939, as amended, of LaSalle Bank National
        Association, as trustee under the indenture with respect to the senior subordinated debt securities (1)
25.3    Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of LaSalle Bank National Association, as trustee under the indenture with respect to the subordinated debt securities (1)


* To be filed by amendment or as applicable to a particular offering of securities, as an exhibit to a Current Report on Form 8-K, pursuant to Regulation S-K, Item 601(b).

** To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.


(1)  Previously filed.